Exhibit 10.1

BROCADE COMMUNICATIONS SYSTEMS, INC.
AMENDMENT TO CHANGE OF CONTROL RETENTION AGREEMENT
This amendment (the “Amendment”) is made by and between [NAME] (“Executive”) and Brocade Communications Systems, Inc. (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”) as of the date last signed below.
WHEREAS, the Parties previously entered into a Change of Control Retention Agreement as of [DATE] (the “Agreement”); and
WHEREAS, the Parties desire to provide that severance amounts under the Agreement that are payable as a result of qualifying terminations of employment unrelated to a change of ownership or control of the Company will not be derived from any bonus amounts payable under the Company's bonus plan.
NOW, THEREFORE, in consideration of the foregoing, the Parties agree that the Agreement is hereby amended as follows:
1.Severance Benefits. Section 2(b) of the Agreement is hereby amended and replaced in its entirety as follows:
“(b)    Termination Without Cause not in Connection with a Change of Control. If Executive's employment is terminated by the Company without Cause during the Term or any duly authorized extension thereof (as set forth in Section 9 below), and such termination does not occur in Connection with a Change of Control, then, subject to Sections 3, 5, and 6, Executive will receive: (i) [PERCENTAGE] of Executive's annual base salary, as in effect immediately prior to the date of termination, and (ii) reimbursement for premiums paid for medical, dental and vision benefits (the “COBRA Benefits”) for Executive and Executive's eligible dependents under the Company's benefit plans for [NUMBER] months following Executive's termination of employment, payable when such premiums are due (provided Executive and Executive's eligible dependents validly elect to continue coverage under applicable law).”
2.Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.
3.Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. This Amendment may be amended at any time only by mutual written agreement of the Parties.
4.Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the Parties to this Amendment.

5.Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the date set forth above.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Dated: February 20, 2013	By:
[NAME]
[TITLE]

EXECUTIVE

Dated: February 20, 2013	By:
[NAME]